Exhibit 99.1

For Immediate Release

For more information:

Rick Russo	Charles Messman
Chief Financial Officer	Todd Kehrli
Captiva Software Corporation	MKR Group, LLC
858/320-1000	818/556-3700
rrusso@captivasoftware.com	ir@mkr-group.com

CAPTIVA REPORTS STRONG FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Q4 Revenue Increases 26%, Software Revenues 61% Over Q4 2003

SAN DIEGO, CA, FEBRUARY 3, 2005 — Captiva Software Corporation (NASDAQ: CPTV), a leading provider of input management solutions, today announced financial results for its fourth quarter and year ended December 31, 2004.

Revenues for Q4 of 2004 were a record $20.3 million, an increase of 26% compared to Q4 of 2003. Software revenues increased to a record $12.1 million, up 61% from Q4 of 2003. Pro forma diluted earnings per share (EPS) for Q4 of 2004 was $0.19, an increase of 46% over Q4 of 2003. GAAP diluted EPS for Q4 of 2004 was $0.17, an increase of 42% over Q4 of 2003.

Revenues for the year ended December 31, 2004 were a record $68.0 million, an increase of 19% compared to 2003. Software revenues increased to a record $33.8 million, up 25% from 2003. Pro forma diluted EPS for 2004 increased to a record $0.43, up 34% from 2003. GAAP diluted EPS for 2004 was $0.31, an increase of 35% compared to 2003.

For a reconciliation of the pro forma to GAAP results, see the footnotes accompanying the pro forma statements of operations provided below.

(more)

CAPTIVA REPORTS RECORD FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS/Page 2

Captiva’s cash balance increased to $27.3 million at December 31, 2004, an increase of $4.3 million from $23.0 million at September 30, 2004, and $11.3 million from $16.0 million at December 31, 2003.

Fourth Quarter and Year-End Highlights:

•	Q4 revenues increased to a record $20.3 million, an increase of 26% compared to $16.1 million in Q4 2003.

•	Q4 software revenues increased to a record $12.1 million, up 61% from $7.6 million in Q4 2003.

•	Q4 pro forma diluted EPS increased 46% to $0.19, compared to $0.13 in Q4 2003.

•	Revenues for 2004 were a record $68.0 million, an increase of 19% over 2003.

•	Software revenues for 2004 increased to a record $33.8 million, up 25% from $27.0 million in 2003.

•	Pro forma diluted EPS for 2004 was a record $0.43, an increase of 34% over $0.32 in 2003.

•	Cash increased to $27.3 million at December 31, 2004, an increase of $4.3 million from $23.0 million at September 30, 2004.

•	35 new customers were acquired, including Albertsons, Cardinal Health, the Federal Bureau of Investigation, FirstMerit Bank, Hannaford Brothers, Nationwide Financial, the Social Security Institute of Mexico, Univar and Volkswagen Bank.

•	Captiva booked four Digital Mailroom™ orders during Q4 and met its objectives for the first year of this new product’s availability.

•	Captiva won Fujitsu’s Innovative Leadership Award for its input management solutions.

CAPTIVA REPORTS RECORD FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS/Page 3

•	Captiva hosted over 150 attendees and 15 sponsors at Capture 2004 Europe, Captiva’s Input Management Technology Conference for the Europe, Middle East and Africa (EMEA) market.

•	Captiva launched its new Connected Partner Program for VARs and system integrators.

“We’re very pleased with our fourth quarter performance, as we were able to achieve impressive year-over-year increases in total revenues and software revenues, and meet our first year objectives for the Digital Mailroom product. These record results allowed us to also report a very strong finish to the year, achieving a 70% pro forma and 66% GAAP gross margin, and a 14% pro forma and 10% GAAP operating income, ” said Reynolds C. Bish, Captiva’s President and CEO. “We attribute this success to stronger than anticipated market demand, improving sales execution in the United States and a growing acceptance of our newer product offerings.”

“We continue to see a gradually improving economic and IT spending environment, and corresponding increases in our sales pipeline, sales force productivity and average selling prices. While we are optimistic about 2005, we continue to maintain a cautious outlook for our future prospects. We currently expect our 2005 revenues to grow by 15% to the $78.0 million level and to achieve a 15% pro forma operating income for the year as a whole. We expect our hardware and other revenues to continue declining slightly as a percentage of total revenues in 2005. Therefore, this guidance implies greater year-over-year growth in our software revenues, which we view as being a key driver and metric for our business. The Company currently expects 2005 pro forma diluted EPS in the range of $0.53 to $0.55 and GAAP diluted EPS in the range of $0.45 to $0.47, both based on a share count of approximately 13.6 million. Historically, our first quarter is seasonally the weakest of the year; however, we expect year-over-year growth in total revenues and EPS, and strong growth in our software revenues. Total revenues for the first quarter are expected to be in the range of $16.5 to $17.0 million, and we expect pro forma diluted EPS in the range of $0.08 to $0.09 and GAAP diluted EPS in the range

CAPTIVA REPORTS RECORD FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS/Page 4

of $0.05 to $0.06, both based on a share count of approximately 13.5 million,” added Mr. Bish. “We look forward to building on the successes we achieved in 2004 and continuing to expand our business in 2005.”

Presentation of Pro Forma and GAAP Statements of Operations

To assist in making comparisons of current and prior period results, both pro forma and GAAP statements of operations are presented below. The company’s management uses the pro forma statements of operations to monitor results internally as management believes the pro forma statements of operations provide a more accurate portrayal of operating results.

Pro Forma Results

The results of operations on a pro forma basis for the three months and year ended December 31, 2004 exclude amortization of intangibles and other costs. For a detailed reconciliation of the pro forma results to the GAAP results, see the footnotes accompanying the pro forma statements of operations provided below.

Revenues for Q4 of 2004 were a record $20.3 million, an increase of 26% compared to revenues of $16.1 million for Q4 of 2003. Pro forma operating income for Q4 of 2004 increased to $4.5 million, compared to pro forma operating income of $2.4 million for Q4 of 2003. Pro forma net income for Q4 of 2004 increased to $2.6 million, or $0.19 per diluted share, compared to pro forma net income of $1.6 million, or $0.13 per diluted share in Q4 of 2003.

Revenues for the year ended December 31, 2004 were a record $68.0 million, an increase of 19% compared to revenues of $57.1 million for 2003. Pro forma operating income for 2004 increased to $9.5 million, compared to pro forma operating income of $5.7 million for 2003. Pro forma net income for 2004 increased to $5.7 million, or $0.43 per diluted share, compared to pro forma net income of $3.6 million, or $0.32 per diluted share for 2003.

CAPTIVA REPORTS RECORD FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS/Page 5

GAAP Results

Revenues for Q4 of 2004 were a record $20.3 million, an increase of 26% compared to $16.1 million for Q4 of 2003. Operating income for Q4 of 2004 was $3.9 million, compared to operating income of $1.8 million for Q4 of 2003. Net income was $2.2 million, or $0.17 per diluted share in Q4 of 2004, compared to a net income of $1.5 million, or $0.12 per diluted share in Q4 of 2003.

Revenues for the year ended December 31, 2004 were a record $68.0 million, an increase of 19% compared to revenues of $57.1 million for 2003. Operating income for 2004 was $6.8 million, compared to operating income of $3.7 million for 2003. Net income was $4.1 million, or $0.31 per diluted share in 2004, compared to net income of $2.6 million, or $0.23 per diluted share in 2003.

Cash and cash equivalents totaled $27.3 million at December 31, 2004 compared to $23.0 million at September 30, 2004 and $16.0 million at December 31, 2003. The increase in cash during the three months and year ended December 31, 2004 is primarily attributable to operating income, after excluding non-cash expenses and proceeds received from the Employee Stock Purchase Plan.

Corporate Conference Call

Captiva management will host a conference call today at 1:30 p.m. PST (4:30 p.m. EST) to review these results and other corporate events. Reynolds C. Bish, Captiva’s President and CEO, and Rick Russo, Captiva’s CFO, will be on line and take part in a question and answer session.

The call can be accessed by dialing 866-273-3089 and giving the company name, “Captiva.” Participants are asked to call the number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following three business days by dialing 800-642-1687 and entering the following pass code: 3299953.

CAPTIVA REPORTS RECORD FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS/Page 6

The call can also be accessed live on the web via the following link:

http://phx.corporate-ir.net/playerlink.zhtml?c=77421&s=wm&e=997500. This link will also provide an instant replay of the conference call. The link can also be accessed from the investor relations section of Captiva’s web site at http://www.captivasoftware.com/Investors/.

About Captiva

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and electronic forms, documents and transactions into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms, documents and transactions annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, manufacturing and other markets. For more information, visit www.captivasoftware.com.

# # #

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. Announcements of contract awards should not be interpreted as reflecting revenue in any particular period and may relate to revenue recorded in prior periods or over multiple periods. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

-financial statements to follow-

CAPTIVA REPORTS RECORD FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS/Page 7

Captiva Software Corporation

Pro Forma Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Net revenues:
Software	$12,138	$7,554	$33,804	$27,006
Services	6,693	6,269	27,480	22,724
Hardware and other	1,510	2,319	6,728	7,415

Total revenues	20,341	16,142	68,012	57,145
Cost of revenues(1):
Software	1,773	750	4,660	2,631
Services	2,460	2,396	10,222	9,936
Hardware and other	1,193	1,863	5,429	5,969

Total cost of revenues	5,426	5,009	20,311	18,536

Gross profit	14,915	11,133	47,701	38,609

Operating expenses(2):
Research and development	2,267	2,573	9,706	8,979
Sales, general & administrative	8,116	6,209	28,511	23,918

Total operating expenses	10,383	8,782	38,217	32,897

Income from operations	4,532	2,351	9,484	5,712
Other income (expense), net	73	102	264	74

Income before income taxes	4,605	2,453	9,748	5,786
Provision for income taxes(3):	2,045	875	4,050	2,208

Net income	$2,560	$1,578	$5,698	$3,578

Basic net income per share	$0.21	$0.15	$0.49	$0.38

Diluted net income per share	$0.19	$0.13	$0.43	$0.32

Basic common stock equivalents	12,193	10,440	11,664	9,484

Diluted common stock equivalents	13,329	12,613	13,166	11,234

The above Pro Forma Consolidated Statements of Operations are not a presentation in accordance with generally accepted accounting principles as they exclude the effects of the following:

1.	The three months ended December 31, 2004 and 2003 exclude amortization of purchased intangibles of $0.7 million and $0.5 million, respectively. The years ended December 31, 2004 and 2003 exclude amortization of purchased intangibles of $2.6 million and $2.1 million, respectively.

2.	The year ended December 31, 2004 excludes the write-off of in-process research and development of $66,000, the recovery of merger costs of $181,000 and the write-off of costs related to the withdrawn stock offering of $0.2 million. The three months and year ended December 31, 2003 exclude recovery of merger costs of $4,000 and $58,000, respectively.

CAPTIVA REPORTS RECORD FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS/Page 8

3.	Pro forma income before taxes is taxed utilizing a 38% tax rate for the year ended December 31, 2003, which is the 31% tax rate used for GAAP excluding the tax rate benefit of the release of a $0.4 million valuation allowance in the fourth quarter of 2003.

The pro forma data is presented for informational purposes only to assist in making comparisons of Captiva’s results on a combined basis and should not be considered as a substitute for the historical financial data presented in accordance with generally accepted accounting principles.

CAPTIVA REPORTS RECORD FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS/Page 9

Captiva Software Corporation

GAAP Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Net revenues:
Software	$12,138	$7,554	$33,804	$27,006
Services	6,693	6,269	27,480	22,724
Hardware and other	1,510	2,319	6,728	7,415

Total revenues	20,341	16,142	68,012	57,145
Cost of revenues:
Software	1,773	750	4,660	2,631
Services	2,460	2,396	10,222	9,936
Hardware and other	1,193	1,863	5,429	5,969
Amortization of purchased intangibles	654	524	2,573	2,095

Total cost of revenues	6,080	5,533	22,884	20,631

Gross profit	14,261	10,609	45,128	36,514

Operating expenses:
Research and development	2,267	2,573	9,706	8,979
Sales, general & administrative	8,116	6,209	28,511	23,918
Merger costs	—	(4)	(181)	(58)
Write-off in-process R&D	—	—	66	—
Write-off of withdrawn stock offering costs	—	—	205	—

Total operating expenses	10,383	8,778	38,307	32,839

Income (loss) from operations	3,878	1,831	6,821	3,675
Other income (expense), net	73	102	264	74

Income (loss) before income taxes	3,951	1,933	7,085	3,749
Provision for income taxes	1,722	435	2,944	1,162

Net income (loss)	$2,229	$1,498	$4,141	$2,587

Basic net income (loss) per share	$0.18	$0.14	$0.36	$0.27

Diluted net income (loss) per share	$0.17	$0.12	$0.31	$0.23

Basic common stock equivalents	12,193	10,440	11,664	9,484

Diluted common stock equivalents	13,329	12,613	13,166	11,234

CAPTIVA REPORTS RECORD FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS/Page 10

Captiva Software Corporation

Consolidated Balance Sheets

(unaudited, in thousands)

	Dec. 31, 2004	Dec. 31, 2003
Assets
Current assets:
Cash and equivalents	$27,273	$16,038
Accounts receivable	13,612	10,780
Other current assets	3,301	3,314

Total current assets	44,186	30,132
Property and equipment, net	1,355	924
Other assets	1,558	2,353
Purchased intangibles, net	13,441	9,845

Total assets	$60,540	$43,254

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accruals	$9,342	$6,850
Deferred revenue	13,296	11,264

Total current liabilities	22,638	18,114
Deferred revenue	496	519
Other liabilities	359	235
Total stockholders’ equity	37,047	24,386

Total liabilities and stockholders’ equity	$60,540	$43,254